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                                                                      Exhibit 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66626) of InterDigital Communications Corporation of our report dated June 24, 2002 relating to the financial statements of the InterDigital Communications Corporation Savings and Protection Plan, which appear in this Annual Report on Form 11-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 1, 2002